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IMMEDIATE RELEASE
NEWS RELEASE
September 18, 2003

ANGIOTECH PHARMACEUTICALS, INC. ANNOUNCES FILING OF
FINANCIAL INFORMATION FOR ITS SUBSIDIARY, COHESION
TECHNOLOGIES

Vancouver, BC — Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI, TSX: ANP), today announced that it has filed pro forma financial information and consolidated financial statements for its recently acquired subsidiary, Cohesion Technologies, Inc., as at December 31, 2002 and December 31, 2001, and for the year ended December 31, 2002, the six-month period ended December 31, 2001 and the years ended June 30, 2001 and June 30, 2000, together with the notes thereto and the auditors' report thereon. This financial information has been filed as "Other" under Angiotech's sedar filings found on www.sedar.com.

Statements contained herein that are not based on historical or current fact, including without limitation statements containing the words "anticipates," "believes," "may," "continue," "estimate," "expects," "may" and "will" and words of similar import, constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the regions in which the Company operates; technology changes; competition; changes in business strategy or development plans; the ability to attract and retain qualified personnel; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; liability and other claims asserted against the Company; and other factors referenced in the Company's filings with the United States Securities and Exchange Commission or the Canadian securities regulators. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company does not assume the obligation to update any forward-looking statements.

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ANGIOTECH PHARMACEUTICALS, INC. ANNOUNCES FILING OF FINANCIAL INFORMATION FOR ITS SUBSIDIARY, COHESION TECHNOLOGIES